                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

                     ---------------------------------------


Date of Report (Date of earliest event reported): FEBRUARY 7, 2000

                                   IOMED, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
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
                UTAH                               0-37159                            87-0441272
  (State or other jurisdiction of                (Commission                       (I.R.S. Employer
   Incorporation or organization)                File Number)                    Identification No.)
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
               3385 WEST 1820 SOUTH, SALT LAKE CITY, UTAH                               84104
                (Address of principal executive offices)                              (Zip Code)
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                                 (801) 975-1191
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


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Items 1- 4.

            Not Applicable.

Item 5.     Other Events

            On February 2, 2000, Iomed, Inc. issued a press release announcing fiscal year 2000 second quarter results and the appointments of James R. Weersing to President and Chief Executive Officer and Peter
            J. Wardle to Chairman. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 6.    Resignations of Registrant's Directors

           Not Applicable.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits.
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     The following exhibits are filed with this Current Report on Form 8-K:
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     Exhibit
      Number                      Description
     -------                      -----------
      99.1                 Press Release Dated February 3, 2000.
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
 Item 8.   Change in Fiscal Year

          Not Applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not Applicable.
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                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Iomed, Inc.

                                       By:  /s/ Robert J. Lollini
                                          ---------------------------
                                          Robert J. Lollini
                                          Vice President, Finance and
                                           Chief Financial Officer



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

                                                                 EXHIBIT 99.1
[IOMED LOGO]

COMPANY CONTACT:                              INVESTOR RELATIONS CONTACTS:
IOMED, Inc.                                    LIPPERT/HEILSHORN & ASSOCIATES
Robert Lollini                                Kim Sutton Golodetz (kim@lhai.com)
Chief Financial Of                            (212) 838-3777
(801) 975-1191                                Bruce Voss (bruce@lhai.com)
www.iomed.com                                 (310) 575-4848

                                              www.lhai.com

                IOMED REPORTS FISCAL 2000 SECOND QUARTER RESULTS

  -APPOINTS JAMES R. WEERSING PRESIDENT AND CEO, AND PETER J. WARDLE CHAIRMAN-

SALT LAKE CITY (FEBRUARY 2, 2000) - IOMED, INC. (AMEX: IOX) today reported financial results for the three and six months ended December 31, 1999.

Product sales in the second quarter of fiscal 2000 increased 8% to $2,643,000 from $2,440,000 reported in the second quarter of fiscal 1999. New products and expanded distribution into the rehabilitation and sports medicine markets contributed to the increase in sales of the Company's iontophoretic drug delivery products for the treatment of acute local inflammation. Total revenues for the fiscal 2000 second quarter were $2,671,000, down from $2,810,000 in the prior year's second quarter, when the Company received contract research revenue from Novartis under a research and development program that was concluded at the end of December 1998.

Gross margins improved substantially to 66% during the current quarter, compared to 57% in the prior-year quarter. Increased sales, combined with a favorable product mix and improved operating efficiencies accounted for this improvement. Selling, general and administrative expenses decreased 6% to $1,342,000 from the previous year, when the Company incurred costs associated with the restructuring of the Company's field sales force.

The Company continued to enroll patients in its Phase III clinical studies for the iontophoretic administration of IontoDex(TM) (a formulation of dexamethasone) for the treatment of acute local inflammatory conditions. As a result, research and development expenses were up 87% to $848,000, compared with $452,000 last year. These expenses are expected to remain at this level as the Company continues these studies. In addition, the Company plans to internally fund initial phases of other research and product development programs, particularly in the area of ophthalmics, physical medicine and pain control.

The Company posted a fiscal 2000 second quarter net loss of $174,000, or $0.03 per share, compared with a net income of $105,000, or $0.01 per share in the prior-year quarter. The Company's cash and equivalents were $16.6 million at December 31, 1999.

                                     -more-


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Total product sales for the six months ended December 31, 1999, were $5,175,000, up 13% over $4,595,000 in the prior year's period. The Company reported a net loss of $265,000, or $0.04 per share in the six months ended December 31, 1999, compared with net income of $151,000, or $0.02 per share in the six months ended December 31, 1998.

The Company has also announced that James R. Weersing has been appointed President and Chief Executive Officer, positions he has held on an interim basis. Mr. Weersing has stepped down as Chairman, and Peter J. Wardle, a Director of the Company since 1987, has been named Chairman.

Commenting on the quarter, James Weersing said, "Our initiative to improve operating efficiency and increased sales with a favorable product mix have resulted in excellent margin improvement. We were able to lower our total cost of products sold by 13%, while at the same time increasing sales. Our Phase III studies for IontoDex are proceeding well with a total of 97 patients enrolled to date. We are on track to complete the studies and file an NDA (New Drug Application) with the U.S. Food and Drug Administration (FDA) in the third quarter of calendar year 2000. We believe that approval of IontoDex will give IOMED access to a potential $540 million market in the U.S."

IOMED, Inc. is a leader in the research, development and manufacture of iontophoretic drug delivery systems, which are marketed to healthcare providers worldwide. Iontophoretic drug delivery involves the transport of water-soluble ionic drugs into and through the skin using a low-level electrical current. IOMED also conducts advanced research for local and systemic delivery of ionic pharmaceutical compounds to treat various medical conditions.

The statements contained in this news release that are not purely historical are forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and include IOMED's beliefs, expectations or intentions regarding its future operations and financial condition. All forward-looking statements included in this news release are made as of the date hereof and are based upon information available to IOMED as of such date. IOMED assumes no obligation to update any forward-looking statement. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the risk factors and other disclosures set forth in IOMED's filings with the Securities and Exchange Commission on Form 10-K for its fiscal year ended June 30, 1999.

                          (Financial Tables to Follow)


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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
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

                                           Three Months Ended                 Six Months Ended
                                               December 31                        December 31

                                    ----------------------------------------------------------------
                                        1999            1998             1999              1998
                                    ----------------------------------------------------------------
                                             (unaudited)                          (unaudited)
Revenues:
    Product sales                   $ 2,643,000       $ 2,440,000       $ 5,175,000       $ 4,595,000
    Contract research revenue,
    royalties and license fees           28,000           370,000            73,000           798,000
                                    -----------       -----------       -----------       -----------
     Total revenues                   2,671,000         2,810,000         5,248,000         5,393,000

Operating costs and expenses:

    Cost of products sold               905,000         1,040,000         1,829,000         1,987,000
    Research and development            848,000           452,000         1,509,000           867,000
    Selling, general and
    administrative                    1,342,000         1,433,000         2,646,000         2,830,000
                                    -----------       -----------       -----------       -----------


     Total costs and expenses         3,095,000         2,925,000         5,984,000         5,684,000
                                    -----------       -----------       -----------       -----------

Loss from operations                   (424,000)         (115,000)         (736,000)         (291,000)

Interest expense                          4,000             4,000             8,000            10,000
Other income, net                       254,000           224,000           479,000           452,000
                                    -----------       -----------       -----------       -----------
Net income (loss)                   $  (174,000)      $   105,000       $  (265,000)      $   151,000
                                    ===========       ===========       ===========       ===========
Basic and diluted net income
  (loss) per share
                                    $     (0.03)      $      0.01       $     (0.04)      $      0.02
                                    ===========       ===========       ===========       ===========
Shares used in the computation
of income (loss) per share            6,508,000         7,404,000         6,508,000         7,443,000
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CONDENSED CONSOLIDATED BALANCE
SHEET DATA

                                               December 31,              June 30,
                                                  1999                    1999
                                            ------------------       --------------
                                               (unaudited)               (audited)

Cash and cash equivalents                      $16,620,000             $17,263,000
Working capital, net                           $17,983,000             $18,146,000
Total assets                                   $19,904,000             $20,154,000
Long-term obligations                             $220,000                $129,000
Accumulated deficit                           ($22,768,000)           ($22,503,000)
Shareholders' equity                           $18,526,000             $18,791,000
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